                                                                   EXHIBIT 10.18


                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT made the 25th day of April, 2000 BY and AMONG;

         THINKPATH.COM INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as "Purchaser")

                                                               OF THE FIRST PART

         MICRO TECH PROFESSIONALS, INC., a corporation incorporated under the laws of the State of Massachusetts (hereinafter referred to as "Micro Tech")

                                                              OF THE SECOND PART

         DENISE DUNNE-FUSHI, and individual with an address at 109 Brimstone Lane, Sudbury, Massachusetts (hereinafter referred to as "Seller")

                                                               OF THE THIRD PART

         WHEREAS, Purchaser desires to purchase from Seller all of the issued and outstanding shares of the capital stock of Micro Tech;

         NOW THEREFORE in consideration of the premises and the respective covenants and agreements of the Parties herein contained, the sum of one dollar now paid by each Party hereto to each of the other Parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by all of the Parties hereto), the Parties hereto covenant and agree as follows:

                                   ARTICLE 1

1.1      Definitions
         -----------

         Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

         "Affiliate" of any Person means any corporation, proprietorship, partnership or business entity which directly or indirectly owns or controls, is under common ownership or control with, or is owned or controlled by, such Person.

         "Affiliate" means this Agreement, including all Schedules and Exhibits hereto and all instruments supplemental hereto or in amendment or confirmation hereof or thereof.

         "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline, ordinance, by-law (including, without limitation, any Environmental Law) applicable to the Purchaser, the Business or operation of Micro Tech or the Purchased Shares.

         "Business" means the temporary and permanent placement of employment candidates in the fields of documentation and training in the New England states as is presently carried on by Micro Tech.

         "Business Day" means any day other than a Saturday, Sunday or holiday on which the banks located in New York, New York and Boston, Massachusetts are open for business.

         "Closing" means the completion of the sale to and purchase by the Purchaser of the Purchased Shares hereunder by the transfer and delivery of documents of title thereto and the payment of the Purchase Price therefor as contemplated herein.

         "Closing Date" means the 25th day of April, 2000, or such other date as the Parties may agree or as may be extended by the mutual consent of Purchaser and Seller as the date upon which the Closing shall take place.

         "Closing Time" means 11:00 o'clock a.m. Eastern Standard time, on the Closing Date or such other time on such date as the Parties may agree as the time at which the Closing shall take place.

         "Dollar" and "$" means lawful money of the United States of America.

         "EBITA" means the earnings of Micro Tech before the deduction of interest, taxes, depreciation and amortization as calculated in accordance with GAAP.

         "Effective Date" means January 1, 2000.

         "Encumbrance" means any encumbrance of any kind, including, without limitation, any option, pledge, security interest, lien, hypothecation, charge, encumbrance, mortgage, hypothecation, trust, deemed trust, trust deed, easement, lease, sub-lease, claim, right of way, covenant, condition or restriction (whether on sale, transfer or disposition or otherwise), whether imposed by agreement, law or otherwise, whether of record or otherwise

         "Environmental Law" means any law, statute, regulation, rule, policy, guideline, order, consent decree, settlement agreement or governmental requirement of the United States or any state, territory or local government or any agency thereof, which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials.

         "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

         "Financial Statements of Micro Tech" means the management prepared financial statements of Micro Tech, consisting of balance sheets and the statements of income, retained earnings and all notes thereto, all of which have applied the accrual basis of accounting, as reviewed and compiled by Adler & Blanchard, LLP.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

         "Governmental Authority" means the government of Canada or the United States of America or any province, state, territory, region, municipality, locality or other political sub-division thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, as the case may be.

         "Leased Properties" means all of the lands, buildings, facilities, installations, fixtures, structures and improvements leased to Micro Tech.

         "Losses" means all liabilities (including, without limitation, all liabilities relating to Taxes), losses, costs, damages, deficiencies, penalties or expenses (including, without limitation, attorneys' and accountants' fees and expenses in costs of investigation and litigation and any judgement, settlement or compromise relating thereto and interest, penalties or other amounts paid in respect of judgements, settlements or compromises).

         "Material Adverse Effect" means a negative change in, or effect on the operations, affairs, financial condition, results of operations assets, liabilities, reserves or any other aspect of the corporation of the business of the corporation that results in a negative adverse effect on or a negative adverse change in any such aspect of the corporation or the business of the corporation.

         "Material Contract" means any contract entered into by Micro Tech having an annual dollar value greater than fifty thousand dollars ($50,000.00) or a term in excess of twenty-four months, excepting therefrom all financing agreements and Encumbrances.

         "Micro Tech" means Micro Tech Professionals, Inc., a Massachusetts corporation, having its principal offices at 375 Totten Pond Road, Suite 200, Waltham, Massachusetts 02451, tel (781) 890-8002, fax (781) 890-3355.

         "Parties" means Purchaser, Micro Tech, and Seller collectively, and "Party" means any one of them.

         "Permits" means all of the permits, licenses, consents, approval, certificates, variances, interim permits, permit applications or other authorization required by or pursuant to Applicable Law.

         "Person" means any individual, corporation, partnership, limited partnership, trustee or trust or unincorporated association, and pronouns have a similarly extended meaning.

         "Prime" means the prime rate of interest as reported from time to time in The Wall Street Journal.

         "Purchaser" means ThinkPath.com Inc., a corporation formed under the laws of the Province of Ontario, having its corporate offices at 55 University Avenue, Suite 505, Toronto, Ontario Canada M5J 2H7 and any successor corporation.

         "Purchaser's Counsel'" means Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, New York 10022-6018, attention: Christopher J. Kelly, Esq., tel (212) 752-9700, fax (212) 813-9768.

         "Purchase Price" means the purchase price to be paid by the Purchaser for the Purchased Shares as provided in Article 2 hereof.

         "Purchased Shares" means one thousand (1,000) issued and outstanding common shares of Micro Tech owned by Seller which represents one hundred percent (100%) of the total issued and outstanding shares of common stock of Micro Tech.

         "Seller" means Denise Dunne-Fushi, an individual who resides at 109 Brimstone Lane, Sudbury, Massachusetts 01766.

         "Seller's Counsel" means the law firm of Drohan, Hughes & Hofman, P.C., of 175 Derby Street, Suite 30, Hingham, Massachusetts, 02043,
         Attention: James M. Hughes, Esq., counsel, tel (781) 749-7200, fax
         (781) 740-4335.

         "Taxes" means taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal (tangible and intangible), sales, use, franchise, excise, value added, goods and services, stamp, leasing, lease, user, transfer, fuel, excess profits, payroll, occupation, interest, equalization, windfall profits, severance and employees' withholding, unemployment, employer health and social security taxes which are imposed by the United States of America and any state, territory, region, municipality or local or foreign government or any agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

Terms defined in the preamble to this Agreement shall have the same meanings herein as are ascribed thereto in the preamble.

1.2      Gender and Number
         -----------------

         Words importing the singular include the plural and vice versa; words importing gender include all genders.

1.3      Entire Agreement
         ----------------

         This Agreement, including the Schedules and Exhibits hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.

1.4      Waivers, etc.
         -------------

         No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement, in whole or in part, shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.5      Other Words and Phrases
         -----------------------

         In this Agreement, unless otherwise expressly provided, (i) the words "hereof", "herein", "hereto" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, paragraph or other subdivision, and (ii) all references to designated "Articles", "Sections", "Subsections", "paragraphs" or "other subdivisions" are to the designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement.

1.6      Headings
         --------

         The Article and Sections headings contained herein are included solely for convenience of reference, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement.

1.7      Governing Law
         -------------

         This Agreement and the rights, obligations and relations of the Parties shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein, and the courts of the State of New York shall have exclusive jurisdiction to entertain any action in connection with this Agreement.

1.8      Currency
         --------

         Unless otherwise specified, all reference to currency herein are deemed to mean lawful money of the United States of America, and all amounts to be paid or calculated pursuant to this Agreement are to be paid or calculated in lawful money of the United States of America.

                                   ARTICLE 2

                               PURCHASE AND SALE
                               -----------------

2.1      Purchase Price and Payment
         --------------------------

         Subject to the terms and conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign and transfer to the Purchaser and the Purchaser shall purchase, accept and acquire the Purchased Shares. The Purchase Price for the Purchased Shares shall be an aggregate of four million five hundred thousand dollars ($4,500,000), subject to adjustment, to be paid according to the following schedule:

         (a) First Installment - On the Closing Date - At the Closing, if, based upon the Financial Statements of Micro Tech for the year ended December 31, 1999, EBITA is equal to or greater than seven hundred forty thousand dollars ($740,000), Purchaser shall pay to Seller an aggregate of two million five hundred thousand dollars ($2,500,000) as follows:

                  (i) one million two hundred fifty thousand dollars ($1,250,000) in immediately available funds, by wire transfer;

                  (ii) issue to Seller a seven hundred fifty thousand dollar ($750,000) principal amount unsecured promissory note in the form attached as Exhibit A attached hereto (the "Initial Note"). The Initial Note shall be for a term of three years from the date if issuance and shall bear interest at rate equal to 1/2% above Prime. Principal and interest on the Initial Note shall be paid on a semi-annual basis. Payment of the Initial Note shall be guaranteed by both Seller and Micro Tech; and

                  (iii) issue to Seller that number of shares of Purchaser's common stock, no par value ("Common Shares") equal to five hundred thousand dollars ($500,000) divided by the lower of: (A) $3.75; or (B) the average of the last sale price as quoted on the Nasdaq SmallCap Market for the ten (10) trading days prior to the Closing Date.

         (b) Second Installment - Upon Completion of the December 31, 2000 year end audit of Micro Tech - Within sixty (60) days of the completion of the December 31, 2000 year end audit of Micro Tech, if, based on the Financial Statements of Micro Tech for the year ended December 31, 2000, EBITA is equal to or greater than eight hundred fifty thousand dollars ($850,000), Purchaser shall pay to Seller an aggregate of $2,000,000 as follows:

                  (i) eight hundred seventy five thousand dollars ($875,000) in immediately available funds, by wire transfer;

                  (ii) issue to Seller a five hundred thousand dollar ($500,000) principal amount unsecured promissory note in the form attached as Exhibit B attached hereto (the "Second Note"). The Second Note shall be for a term of three years from the date of issuance and shall bear interest at rate equal to 1/2% above Prime. Principal and interest on the Second Note shall be paid on a semi-annual basis. Payment of the Second Note shall be guaranteed by both Seller and Micro Tech; and

                  (iii) issue to Seller that number of Common Shares of Purchaser's equal to six hundred twenty five thousand dollars ($625,000) divided by the lower of: (A) $3.75; or (B) the average of the last sale price as quoted on the Nasdaq SmallCap Market for the ten (10) trading days prior to the Closing Date.

         (c) Adjustment. The Purchase Price for the particular Installment shall be reduced at the rate of five dollars ($5) for every one dollar ($1) below the minimum threshold amount of EBITA as outlined in Sections 2.1 (a) and (b) above. Any such reduction in the Purchase Price for the particular Installment shall be allocated on a pro rata basis between Initial Note and/or the Second Note and the Common Shares; however, any expenses incurred by Micro Tech which are beyond the control of Seller, acting in the capacity of an officer of Micro Tech, shall not be charged to EBITA for purposes of calculating any such adjustment.

                  By way of example, if EBITA for the year ended December 31, 1999 is equal to seven hundred thousand dollars ($700,000), the First Installment of two million five hundred thousand dollars ($2,500,000) shall be reduced to two million three hundred thousand dollars ($2,300,000) and shall be paid as follows: (i) one million two hundred fifty thousand dollars ($1,250,000) in cash; (ii) the issuance of the Initial Note in the principal amount of seven hundred thirty thousand dollars ($730,000); and (iii) the issuance of ninety five thousand (95,000) Common Shares.

2.2      Action by Seller and Purchaser at the Closing Time
         --------------------------------------------------

         At the Closing, the Seller and the Purchaser shall take the following action:

         (a) Delivery of Certificates, etc. - The Seller shall transfer and deliver to the Purchaser at the Closing share certificates representing the Purchased Shares duly endorsed in blank for transfer or accompanied by an irrevocable security transfer power of attorney duly executed in blank, in either case by the holder of record thereof. The Seller shall take such steps as shall be necessary to cause Micro Tech to, and Micro Tech shall, enter the Purchaser or its nominee upon the books of Micro Tech as the holder of the Purchased Shares and to issue one or more share certificates to the Purchaser or its nominee representing the Purchased Shares;

         (b) Payment to the Seller - The Purchaser shall pay to Seller the First Installment as outlined in Section 2.1 (a).

2.3      Place of Closing
         ----------------

         The Closing shall take place at the Closing Time at the offices of Micro Tech.

2.4      Extension of Closing
         --------------------

         The Purchaser and the Seller may extend the Closing by up to thirty
(30) days upon mutual agreement.

                                   ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF SELLER AND MICRO TECH
            -------------------------------------------------------

         Seller and Micro Tech jointly and severally represent to the Purchaser as follows:

3.1      Organization and Valid Existence: Micro Tech
         --------------------------------------------

         Micro Tech is a corporation duly incorporated, organized and validly existing under the laws of the State of Massachusetts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been or shall by the Closing Date be duly authorized by all necessary corporate action on the part of Micro Tech. Attached herewith as
Schedule 3.1 is a copy of the articles of incorporation of Micro Tech.

3.2      Enforceability of Obligations
         -----------------------------

         This Agreement constitutes a valid and binding obligation of each of Seller and Micro Tech enforceable against each of them in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought. The execution, delivery and performance of this Agreement and all other agreements, instruments, certificates and documents contemplated hereby by each of Seller and Micro Tech do not, on the date hereof, and will not, on the Closing Date:

         (a)      violate any Applicable Laws;

         (b) except as set forth on Schedule 3.2 attached hereto, violate or conflict, or result in a breach of, or constitute a default (or event, which with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any Encumbrance upon any of the Micro Tech's assets, the assets used by Micro Tech in the Business, any requisite licenses, Permits or authorizations held by Micro Tech to conduct its Business or own its assets, or the Purchased Shares under any of the terms, conditions or provisions of any contract or agreement to which Seller is a party or by which Seller or any of the Micro Tech assets, the assets used in the Micro Tech Business or the Purchased Shares are bound, or would result in a breach of, or default under any order of any court, Governmental Authority or regulatory body;

         (c) cause the acceleration of the maturity of any indebtedness of Micro Tech or any indebtedness secured by the assets of Micro Tech, the assets used in the Micro Tech Business or the Purchased Shares;

         (d) violate or conflict with any provisions of the articles of by-laws of Micro Tech or any director's or shareholder's resolutions of Micro Tech.

3.3      Right to Sell - Seller

         (a) is the sole and beneficial owner of the Purchased Shares, which shares constitute all the issued and outstanding shares in the capital of Micro Tech;

         (b) has the exclusive right to dispose of the Purchased Shares as herein provided and such disposition will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, instrument, charter or by-law provision or Applicable Law to which Seller or by which Seller is bound or affected;

         (c) is the holder of record of all the Purchased Shares, free and clear of Encumbrances or rights of others (other than the rights of the Purchaser hereunder) and no person (other than the Purchaser hereunder) has any agreement, option or any rights capable of becoming an agreement or option for the acquisition of the Purchased Shares; and

         (d) upon transfer to the Purchaser at Closing of certificates representing such Purchased Shares, the Purchaser shall receive full title to the Purchased Shares free and clear of all Encumbrances.

3.4      Licenses, Registrations and Compliance
         --------------------------------------

         Micro Tech is registered, licensed or otherwise qualified as a corporation to do business in each jurisdiction in which the nature of is business or the property owned or leased by it makes such registrations, licensing or other qualification necessary, and such registrations, licenses or qualifications (as the case may be) are in good standing. Micro Tech is not in violation of any Applicable Law, which violation could have a Material Adverse Effect, and, without limiting the generality of the foregoing, Micro Tech is not in breach of any Environmental Law. Each jurisdiction in which Micro Tech carries on business and a brief description of the nature of such operations and each jurisdiction in which tangible assets owned or used by Micro Tech are located is set forth in Schedule 3.4 attached hereto.

3.5      Subsidiaries of Micro Tech
         --------------------------

         Micro Tech has no subsidiaries.

3.6      Capitalization
         --------------

         The authorized and issued share capital of Micro Tech is set forth in
Schedule 3.6 attached hereto. All such issued share capital has been duly and validly issued and is outstanding as fully paid and non-assessable. Except as set out in Schedule 3.6 herein, no options, warrants or other rights to purchase shares or other securities of either Micro Tech or other rights to purchase shares or other securities of Micro Tech have been authorized or agreed to be issued or are outstanding. Micro Tech is not subject to any obligations (contingent or otherwise) to re-purchase or other wise retire or acquire any of its shares.

3.7      Financial Statements
         --------------------

         The Financial Statements of Micro Tech for the year ended December 31, 1999 and for the three months ended March 31, 2000 as reviewed and compiled by Adler & Blanchard, LLP, are true and correct and have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding period. The Financial Statements of Micro Tech for the year ended December 31,

1999 and the three months ended March 31, 2000 present a true and complete statement of the financial condition and assets and liabilities of Micro Tech as at December 31, 1999 and March 31, 2000 and the other statements comprising the Financial Statements of Micro Tech for the year ended December 31, 1999 and the three months ended March 31, 2000 accurately set forth the results of the operations of Micro Tech and the source and application of the funds thereof throughout the period covered thereby. The statement of stockholders' equity included in the Financial Statements of Micro Tech for the year ended December 31, 1999, represents that Micro Tech has an amount of stockholders' equity equal to at least eight hundred thousand dollars ($800,000), which number shall not include non-tangible assets. Any dollar amount in excess of eight hundred thousand dollars ($800,000) of shareholders' equity will be paid to Seller.

3.8      Absence of Undisclosed Liabilities
         ----------------------------------

         Except to the extent reflected or reserved against in the Financial Statements of Micro Tech for the three months ended March 31, 2000 (including the notes thereto) or incurred subsequent to the date thereof and disclosed either in this Agreement or in Schedule 3.8 and except as incurred in the ordinary and usual course of business or insured against, Micro Tech has no outstanding indebtedness or any liabilities or obligations (whether known or unknown, accrued, absolute, contingent or otherwise) of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with GAAP.

3.9      Tax Matters
         -----------

         (a) Micro Tech has duly and timely filed or has received a valid extension with respect to all federal, state and local income, franchise, capital, sales or use, goods and services, excise, fuel, payroll, property or other tax returns required by any Applicable Law to be filed by it and all liabilities required to be paid by Micro Tech on account of Taxes prior to the date hereof have been duly paid.

         (b) Micro Tech has not received from any Governmental Authority any assessment, re-assessment or notice of underpayment of any Taxes or other charges and no such notice is reasonably expected.

         (c) There are no actions, suits, proceedings, investigations or claims now threatened or pending against Micro Tech with respect to Taxes, governmental charges or assessments, or any matters under discussion with any Governmental Authority relating to Taxes, governmental charges or assessments asserted by such authority.

         (d) No agreements, consent or other arrangements extending or waiving the time limited for the filing of any tax return by, or the payment of any Taxes, governmental charge or deficiency against Micro Tech or the re-assessment of any Taxes, or any statutes of limitations related thereto have been filed with respect to Micro Tech for any fiscal year.

         (e) Micro Tech has withheld from each payment made to any of its officers, directors, former directors and employees, the full amount of all Taxes and other deductions (including without limitation, income taxes, unemployment, disability, and other required taxes and contributions) required to be withheld and has paid the same together with the employer's share of same, if any (to the extent required to be paid so no such amount is past due), to the proper tax or other receiving officers within the prescribed times and has filed, in complete and accurate form, all information and other returns required pursuant to any applicable legislation within the prescribed times.

         (f) Micro Tech has paid, collected and remitted all Taxes which are due and payable, collectible or remittable, as applicable, by it on or before the date hereof. Adequate provision has been made in the Financial Statements of Micro Tech for the year ended December 31, 1999 and for the three months ended March 31, 2000 for all Taxes for the period covered. Micro Tech has no liability for Taxes other than those provided for in the Financial Statements of Micro Tech and those arising in the ordinary course of business since December 31, 1999.

3.10     Absence of Changes
         ------------------

         Since the Effective Date there has not been:

         (a) any material changes in the condition or operations of the Micro Tech, Micro Tech's assets or the financial condition of Micro Tech other than changes in the ordinary and normal course of business, none of which has or would be expected to have a Material Adverse Effect; or

         (b) any damage, destruction or loss, labor troubles or other event, development or condition of any character (whether or not covered by insurance) affecting the Micro Tech Business, the assets of Micro Tech or the properties or future prospects of Micro Tech which has or would be expected to have a Material Adverse Effect.

3.11     Absence of Unusual Transactions
         -------------------------------

         (a)      Since the Effective Date has not:

                  (i) transferred, assigned, sold, leased or otherwise disposed of any of the assets of Micro Tech or canceled any debts or claims except in the ordinary and usual course of business;

                  (ii) incurred or assumed any obligation or liability (fixed or contingent), except those listed in
                           Schedule 3.11(a) attached hereto and except unsecured current obligations and liabilities incurred in the ordinary and normal course of business and consistent with past practice;

                  (iii) except as disclosed in Schedule 3.11(a), issued or sold any shares in its capital or any warrants, bonds, debentures or other securities of Micro Tech or issued, granted or delivered and right, option or other commitment for the issuance of any such or other securities;

                  (iv) discharged or paid any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities incurred since the Effective Date in the ordinary and normal course of business;

                  (v) except as disclosed in Schedule 3.11(a), declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares thereof or effected any subdivision, consolidation or reclassification of any such shares;

                  (vi) suffered any damage, destruction, operating loss or any extraordinary loss, or waived, cancelled or written off any rights of substantial value, or entered into any commitment or transaction not in the ordinary and usual course of business where such loss, rights, commitment or transaction is or would have a Material Adverse Effect on Micro Tech;

                  (vii) except those listed in Schedule 3.11(a), amended or changed or taken any action to amend or change its articles of incorporation or by-laws;

                  (viii) made any general wage or salary increases in respect of personnel which it employs, other than increases in the ordinary and normal course of business or entered into any severance agreements;

                  (ix) mortgaged, pledged, subjected to Encumbrance or otherwise encumbered any of the assets or property of Micro Tech, whether tangible or intangible except in the ordinary and normal course of business; or

                  (x) authorized or agreed or otherwise become committed to do any of the foregoing.

3.12     Leased Equipment
         ----------------

              Schedule 3.12 attached hereto sets forth a true and substantially complete list of all equipment, other personal property and fixtures in the possession or custody of Micro Tech, which, as of the Effective Date, is leased or held under license or similar arrangement and of the leases, licenses, agreements and other documentation relating thereto. Additional equipment has been or may be leased in the ordinary course of business after the Effective Date.

3.13     Collectability of Accounts Receivable
         -------------------------------------

         The accounts receivable as shown on the Financial Statements of Micro Tech for the year ended December 31, 1999 are collectible to within the full amount less the reserve shown on such Financial Statements.

3.14     Leases of Real Property
         -----------------------

         All leases of real property and all interests held by Micro Tech as lessee under real property leases are reduced to writing and are recorded on the books of Micro Tech.

         All rental and other payments required to be paid by Micro Tech as lessee are paid on a timely basis.

         Such leases are in full force and effect without amendment thereto and neither Micro Tech, nor the other party thereto, is otherwise in default in meeting its obligations contained in any such lease.

3.15     Real Property
         -------------

         Except as disclosed on Schedule 3.15 attached hereto, Micro Tech does not own any real property in fee simple.

3.16     Condition of Assets
         -------------------

         All assets of Micro Tech used in or in connection with the Micro Tech Business are in good condition, repair and (where applicable) proper working order, reasonable wear and tear excepted.

3.17     Employment Contracts
         --------------------

         Except as set out in Schedule 3.17 attached hereto, Micro Tech does not have any union or collective labor, pension, deferred profit sharing, stock option or other similar agreement nor do they have any written contracts of employment with any employees or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law. There is not now any circumstances or conduct which could result in the filing of an unfair labor practice complaint, and there exists no event or condition which with the giving of notice or the passage of time would constitute a breach or default thereunder by any party thereto.

3.18     Material Contracts
         ------------------

         All Material Contracts of Micro Tech have been reduced to writing. The Material Contracts are all in full force and effect without amendment thereto and no material default exists in respect thereof on the part of any of the parties thereto. Such contracts and agreements include all the presently outstanding material contracts entered into by Micro Tech in the course of carrying on its Business and all quotations, orders or tenders for such contracts which remain open for acceptance. To the best of the knowledge, information and belief of Seller, Micro Tech has the capacity, including the necessary personnel, equipment and supplies, to perform all of its obligations thereunder.

3.19     Pension Plans
         -------------

         Except for a 401(k) plan, there are no pension plans established by or for Micro Tech for its employees.

3.20     Absence of Guarantees
         ---------------------

         Except as disclosed in Schedule 3.20 attached hereto, Micro Tech has not given or agreed to give, or is a party or bound by, any guarantee of indebtedness or other obligations of third parties or any other commitment by which Micro Tech is, or is contingently, responsible for such indebtedness or other obligation.

3.21     Litigation
         ----------

         Except as disclosed in Schedule 3.21 attached hereto, there is no suit, action, litigation, arbitration proceeding or governmental proceeding, hearing before an administrative tribunal, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the senior officers of Micro Tech, threatened against or relating to Micro Tech or affecting its properties or Business which, if determined adversely to Micro Tech, might have a Material Adverse Effect on the properties, Business, future prospects or financial condition of Micro Tech. Except as disclosed in Schedule 3.21, there is not presently outstanding against Micro Tech, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

3.22     Employees
         ---------

         Micro Tech shall after the execution of this Agreement deliver to the Purchaser a list of all personnel employed or engaged thereby whose annual rate of remuneration exceeds fifty thousand dollars ($50,000).

3.23     Insurance
         ---------

         Micro Tech has, since its date of incorporation, maintained and currently maintains such policies of insurance, issued by responsible insurers, as is appropriate to the Micro Tech Business, the property and the assets of Micro Tech, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets; to the knowledge of Seller, all such policies of insurance are in full force and effect and Micro Tech is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy.

3.24     Vehicular Equipment
         -------------------

         Schedule 3.24 attached hereto contains a list of all vehicular equipment owned or leased by Micro Tech as of the Effective Date. Such vehicular equipment is in roadworthy condition.

3.25     Copies of Agreements, etc.
         --------------------------

         True, correct and complete copies of all mortgages, leases, agreements, instruments and other documents listed in Schedules hereto, and of the policies of insurance referred to herein are located at the principal offices of Micro Tech and full and complete copies of which shall be made available to the Purchaser after the execution of this Agreement.

3.26     Corporate Records
         -----------------

         Other than as set out in Schedule 3.26 attached hereto, the corporate records and minute books of Micro Tech contain complete and accurate copies of all by-laws, minutes of all meetings and resolutions of the directors and shareholders of Micro Tech; all such meetings were duly called and held, all such by-laws and resolutions were duly passed and the share certificate books, registers of shareholders, registers of transfers and registers of directors of Micro Tech are complete and accurate in all material respects.

3.27     Books of Account
         ----------------

         The books and records of account of Micro Tech, fairly and correctly set out and disclose in all material respects and in accordance with the cash basis method of accounting, consistently applied, the financial position of Micro Tech as of the date hereof and all material financial transactions of Micro Tech have been accurately recorded in such books and records.

3.28     Compliance with Environmental Laws
         ----------------------------------

         With respect to the properties leased by Micro Tech, since the commencement date of these leases, Micro Tech is in compliance with and has always been in compliance with all Environmental Laws.

3.29     Brokers' and Finders' Fees
         --------------------------

         Neither Seller nor Micro Tech has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or the transactions contemplated hereby, except for the fee to be paid by Seller for services rendered in connection with the this Agreement and the transactions contemplated hereby pursuant to a fee agreement between Seller and Adler & Blanchard Financial Group, LLC, which fee shall be paid by Seller.

                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

         The Purchaser hereby represents and warrants to Seller as follows:

4.1      Organization and Valid Existence
         --------------------------------

         The Purchaser is a corporation duly incorporated and organized and is validly existing under the laws of the Province of Ontario and has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been or by the Closing Date will be duly authorized by all necessary corporate action on the part of the Purchaser.

4.2      Enforceability of Obligations
         -----------------------------

         This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

4.3      Absence of Conflicting Agreements
         ---------------------------------

         The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein.

4.4      Litigation
         ----------

         There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief (after due enquiry) of the senior officers of the Purchaser, threatened against or involving the Purchaser or any judgment, decree, injunction, rule or order of any Court, governmental department, commission, agency, instrumentality or arbitrator which, in any such case, might adversely affect the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby. The Purchaser is not aware of any existing ground on which any such action, suit or proceeding may be commenced with any reasonable likelihood of success.

4.5      Employment Agreement with Seller
         --------------------------------

         The Purchaser shall, prior to the Closing Date, enter into an employment agreement with Seller in the form attached hereto as Exhibit C.

4.6      Due Diligence
         -------------

         Purchaser shall conduct its due diligence subject to the following limitations. The Purchaser shall not copy any of Seller's or Micro Tech's private documents without prior written consent of the appropriate party. All examinations of documents shall take place at the offices of Micro Tech, or such other place as the parties may agree to, all under supervision of Micro Tech's personnel. In the event that this Agreement is not completed for any reason whatsoever, the Purchaser shall not use the information about Seller to compete with Micro Tech, nor shall the Purchaser solicit the employment of any employee or subcontractor of Micro Tech or otherwise interfere in the Business of Micro Tech

4.7      Issuance of Common Shares
         -------------------------

         The Common Shares issuable to Seller pursuant to this Agreement have been duly authorized and reserved for issuance, and, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid an non-assessable and not subject to any preemptive rights or other rights of stockholders of Purchaser.

4.8      Board Approval
         --------------

         The Board of Directors of Purchaser has approved this Agreement and the transactions contemplated hereby.

                                   ARTICLE 5

                    CONDITIONS PRECEDENT TO THE PERFORMANCE
            BY THE PURCHASER OF ITS OBLIGATIONS UNDER THIS AGREEMENT
            --------------------------------------------------------

         The obligations of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, in all material respects, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser any may be waived by it in whole or in part);

5.1 Truth and Accuracy of Representations of Seller and Micro Tech at the Closing Time
         ---------------------------------------------------------------------

         All of the representations and warranties of each of Seller and Micro Tech made in or pursuant to this Agreement, including, without limitation, the representations and warranties made and set forth in Article 3 hereof, shall be materially true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby or by transactions in the ordinary and normal course of business), and the Purchaser shall have received a certificate from the President or other person exercising the functions of chief executive officer of Micro Tech a certificate from Seller confirming, to the best of her knowledge, information and belief (after due inquiry) the truth and correctness of the representations and warranties of each of Micro Tech and Seller.

5.2      Performance of Obligations
         --------------------------

         Each of Micro Tech and Seller shall have performed or complied with, in all material respects, Micro Tech's and Seller's obligations, covenants and agreements hereunder.

5.3      Receipt of Closing Documentation
         --------------------------------

         All documentation relating to the due authorization and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by each of Micro Tech's and Seller's obligations under this Agreement shall be satisfactory to the Purchaser and the Purchaser's Counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser and the Purchaser's Counsel.

5.4      No Fire Damage
         --------------

         No substantial damage by fire or other hazard to the assets of Micro Tech shall have occurred from the Effective Date to the Closing Date which is not adequately insured against or which has caused a cessation of business for more than seven (7) days if insured against.

5.5      Litigation
         ----------

         On the Closing Date, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purpose of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or otherwise claiming that such consummation is improper.

5.6      Material Change
         ---------------

         Since the Effective Date there shall have been no:

         (a) Nothing shall have occurred that has or could cause a Material Adverse Effect; and

         (b) Material loss or damage not covered by insurance to any of the assets of Micro Tech.

5.7      Due Diligence Review
         --------------------

         The Purchaser shall no later than seventy-five days after the Effective Date have completed their due diligence review having been satisfied with the results of its investigation and review of the business, operations, assets, liabilities, result of operations, cash flows, conditions (financial and otherwise) and prospects of, and other matters relating to Micro Tech.

5.8      Certificates
         ------------

         Seller shall have delivered to the Purchaser share certificates representing all of the Purchased Shares, which share certificates shall have been duly endorsed in blank for transfer or accompanied by duly executed stock powers.

5.9      Board Approval
         --------------

         Purchaser shall have obtained approval of its Boards of Directors with respect to this Agreement and the transactions contemplated hereby.

5.10     Opinion of Seller's Counsel
         ---------------------------

         Purchaser shall have received from Seller's Counsel, an opinion, dated the Closing Date, as to the matters set forth in Article 3.

5.11     Employment Agreement with Seller
         --------------------------------

         On the Closing Date, Seller shall have executed and employment agreement with the Purchaser in the form of Exhibit C attached hereto.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE PERFORMANCE BY
                 SELLER OF THE OBLIGATIONS UNDER THIS AGREEMENT
                 ----------------------------------------------

         The obligations of Seller to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of Seller and may be waived by Seller in whole or in part);

6.1      Truth and Accuracy of Representations of Purchaser at Closing Time
         ------------------------------------------------------------------

         All of the representations and warranties of the Purchaser made in or pursuant to this Agreement, including without limitation the representations and warranties made by the Purchaser and set forth in Article 4 hereof, shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time and Seller shall have received a certificate from a duly authorized senior officer of the Purchaser confirming, to the best of his knowledge, information and belief (after due inquiry), the truth and correctness of the representations and warranties of the Purchaser contained herein.

6.2      Performance of Obligations
         --------------------------

         The Purchaser shall have performed or complied with, in all respects, all of its obligations, covenants and agreements hereunder.

6.3      Receipt of Closing Documentation
         --------------------------------

         All documentation relating to the due authorization and completion of the sale and purchase hereunder of the Purchased Shares and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to Seller and Seller's Counsel and Seller shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to Seller and Seller's Counsel.

6.4      Litigation
         ----------

         On the Closing Date, there shall be no litigation, governmental investigation or proceeding pending or threatened for the purposes of enjoining or presenting the consummation of any of the transactions contemplated by this Agreement or otherwise claiming that such consummation is improper.

6.5      Employment Agreement with Seller
         --------------------------------

         On the Closing Date, Seller shall have executed and employment agreement with the Purchaser in the form of Exhibit C attached hereto.

6.6      Payment of First Installment
         ----------------------------

         On the Closing Date, Purchaser shall paid the First Installment in accordance with Section 2.1 (a).

6.7      Opinion of Purchaser's Counsel
         ------------------------------

         Seller shall have received from Purchaser's Counsel, an opinion, dated the Closing Date, as to the matters set forth in Article 4.

                                   ARTICLE 7

                         OTHER COVENANTS OF THE PARTIES
                         ------------------------------

7.1      From Effective Date to Closing Date
         -----------------------------------

         During the period from the date of the Effective Date to the Closing Time, Micro Tech shall:

         (a) except as otherwise contemplated or permitted by this Agreement, conducted their respective businesses in the ordinary and normal course thereof and have not, without the prior written consent of the Purchaser, entered into any transaction which if effected before the date of this Agreement, would constitute a material breach of the representations, warranties or agreements contained herein;

         (b) continued in force all existing policies of insurance presently maintained by Micro Tech;

         (c) complied with all Applicable Laws affecting the operation of the Business and the Micro Tech and paid all required Taxes and tax installments;

         (d) not, without the prior written consent of the Purchaser taken any of the actions, done any of the things or performed any of the acts described in paragraphs (a)(i) to (x) inclusive of
                  Section 3.11.

7.2      Actions to Satisfy Closing Conditions
         -------------------------------------

         Each of the Parties hereby agrees to take all such actions as are within its power to control, and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with any conditions set forth herein which are for the benefit of any other Party.

7.3      Registration of Common Shares
         -----------------------------

         Within three (3) months after the payment of each of the First and Second Installments, Purchaser shall prepare and file with the United States Securities and Exchange Commission a registration statement on Form S-3 or such other applicable Form, covering the Common Shares issued to Seller in each of the First and Second Installments.

7.4      Lock-Up
         -------

         Seller hereby agrees that Seller will not, directly or indirectly, for a period of twelve (12) months from the date of issuance, without the prior written consent of Purchaser, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any Common Shares issued to Seller pursuant to this Agreement.

7.5      Waiver of Right of First Refusal
         --------------------------------

         Micro Tech hereby agrees to waive any rights of first refusal that it has with respect to the purchase of the Purchased Shares.

                                   ARTICLE 8

                      SURVIVAL AND REMEDY: INDEMNIFICATION
                      ------------------------------------

8.1      Survival
         --------

         All representations and warranties of the parties hereto shall survive the Closing and shall expire as of 11:59 p.m. Eastern Standard time on the date which is twelve months after the Closing Date.

8.2      Indemnification by Seller
         -------------------------

         Seller agrees to indemnify the Purchaser and agree to hold it harmless from any Losses incurred or suffered by the Purchaser or any of its Affiliates (or any combination thereof) arising from any material breach of or any inaccuracy in any representation or warranty made by Seller and/or Micro Tech pursuant to this Agreement and any breach of or failure by Seller and/or Micro Tech to perform any covenant or obligation of Seller and/or Micro Tech set out in this Agreement.

8.3      Indemnification by Purchaser
         ----------------------------

         The Purchaser agrees to indemnify Seller and/or Micro Tech against and agrees to hold them harmless from any Losses incurred and suffered by Seller and/or Micro Tech or any of their respective Affiliates (or any combination thereof) arising from any material breach of or any inaccuracy in any representation or warranty made by the Purchaser pursuant to this Agreement and any breach of or failure by the Purchaser to perform any covenant or obligation of the Purchaser set out in this Agreement.

8.4      Notice of Claims: Assumption of Defense
         ---------------------------------------

         The indemnified party shall give prompt notice to the indemnifying party in accordance with the terms of Section 10.3 of the assertion of any claim or the commencement of any suit proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefore and giving the indemnifying party such information with respect thereto as the indemnifying party may reasonably request (but the giving of such notice shall not be conditioned precedent to indemnification hereunder). The indemnifying party may, at its own expense:

         (a)      participate in; and

         (b) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to Section 8.2 or Section
                  8.3 for Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that:

                  (i) the indemnifying party's counsel is reasonably satisfactory to the indemnified party; and

                  (ii) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for consultation from time to time with respect to such claim, suit, action or proceeding

8.5      Settlement or Compromise
         ------------------------

         Any settlement or compromise made or caused to be made by the indemnified party or the indemnifying party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 8.4 shall also be binding upon the indemnifying party or the indemnified party, as the case may be, in the same manner as if a final judgment or decree was entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any claim, suit, action or proceeding without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

8.6      Failure of Indemnifying Party to Act
         ------------------------------------

         In the event the indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause same to be done, shall not relieve the indemnifying party of its obligations hereunder, provided that the indemnified party gives the indemnifying party at least thirty days' written notice of its proposed intention not to defend or participate and affords the indemnifying party the opportunity to assume the defense thereof.

8.7      Payment of Indemnifying Party
         -----------------------------

         Contemporaneously with any compromise or settlement the indemnifying party shall pay or cause to be paid to the indemnified party or as they may direct, the amount owing under this indemnity with respect to such matter being provided further that:

         (a) the indemnifying party shall provide further security to the indemnified party in respect of any cost of damages arising in connection with any litigation; and

         (b) the indemnifying party shall agree to reimburse the indemnified party promptly in respect of all out of pocket expenses incurred by indemnified party in connection with such litigation or pending litigation.

                                   ARTICLE 9

                                  TERMINATION
                                  -----------

9.1 Termination by Mutual Consent. At any time prior to the Closing, this Agreement may be terminated by the written consent of all Parties.

9.2      Termination by Purchaser or Seller and Micro Tech
         -------------------------------------------------

         (a) Purchaser may terminate this Agreement at any time prior to the Closing Date by delivery of written notice to Seller and Micro Tech in the event of a material breach by Seller and/or Micro Tech or a failure by Seller and/or Micro Tech to perform any material obligation on their part to be performed or a material breach by Seller and/or Micro Tech of their representations and warranties contained in Article 3 of this Agreement, and such breach or failure continues for a period of fifteen (15) Business Days following the giving of notice

         (b) Seller and Micro Tech may terminate this Agreement at any time prior to the Closing Date by delivery of written notice to Purchaser in the event of a material breach by Purchaser or a failure by Purchaser to perform any material obligation on its part to be performed or a material breach by Purchaser of its representations and warranties contained in Article 4 of this Agreement, and such breach or failure continues for a period of fifteen (15) Business Days following the giving of notice.

                                   ARTICLE 10

                                 OTHER MATTERS
                                 -------------

10.1     Expenses
         --------

         The Parties shall bear their own costs, including attorney's fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein.

10.2     Time
         ----

         Time shall be of the essence hereof.

10.3     Notices
         -------

         Any notice, direction or other document required to be given hereunder or for the purposes hereof (hereinafter in this Section 9.3 called a "Notice") to any Party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by facsimile or other form of recorded communication tested prior to transmission to such
Party:

         (a)      in the case of a notice to Seller at:

                  109 Brimstone Lane
                  Sudbury, Massachusetts 01776
                  with a facsimile number of (781) 890-3355

                  Attention: Denise Dunne-Fushi

                  with a copy to Seller's Counsel at:

                  Drohan, Hughes & Hoffman, P.C.
                  175 Derby Street, Suite 30
                  Hingham, Massachusetts 02043

                  with a facsimile number of (781) 740-4335

                  Attention: James M. Hughes, Esq.

         (b)      in the case of a notice to the Purchaser at:

                  ThinkPath.com Inc.
                  55 University Avenue, Suite 505
                  Toronto, Ontario, Canada M5J 2H7

                  with a facsimile number of  (416) 364-2424

                  Attention:  Delcan A. French, Chief Executive Officer

                  with a copy to the Purchaser's Counsel at:

                  Gersten, Savage & Kaplowitz, LLP
                  101 East 52nd Street,
                  New York, New York 10022

                  with a facsimile number of  (212) 813-9768

                  Attention: Christopher J. Kelly, Esq.

or at such other address as the Party to whom such writing is to be given shall have last notified the Party giving the same in the manner provided in this section. Any notice delivered to the Party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the first Business Day next following such day. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth Business Day following the date of its mailing. Any notice transmitted by facsimile or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission. Failure to transmit timely or adequate notice to Seller's Counsel or to Purchaser's Counsel, as the case may be, shall not invalidate, nullify or otherwise detrimentally affect the provision of same to a Party.

10.4     Amendment
         ---------

         This Agreement may be amended, modified or supplemented but only in writing signed by all of the Parties hereto.

10.5     Assignment
         ----------

         All terms of this Agreement shall be binding and inure to the benefit of and be enforceable by the respective successor and assigns of Purchaser. Purchaser may assign this Agreement in whole or in part to one or more Affiliates. Micro Tech and Seller may not assign this Agreement in whole or in part without the written consent of Purchaser.

10.6     Further Assurances
         ------------------

         The Parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

10.7     Severability
         ------------

         If any covenant or provision of this Agreement is prohibited in whole or in part in any jurisdiction, such covenant or provision shall, as to such jurisdiction, be ineffective to the extent of such jurisdiction without invalidating the remaining covenants and provisions hereof and shall, as to such jurisdiction, be deemed to be severed from this Agreement to the extent of such prohibition.

10.8     Counterparts
         ------------

         This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

10.9     Public Notices
         --------------

         Except for disclosures required by Applicable Law, all public notices to third parties and all other publicity concerning the transactions contemplated herein shall be jointly planned and coordinated by Seller and Purchaser and no Party shall act unilaterally in this regard without the prior approval of every other Party, such approval not to be unreasonably withheld.

                       (Signatures on the following page)

         IN WITNESS WHEREOF the Parties have hereunto duly executed this Agreement as of the day and year first written above.


                                        THINKPATH.COM INC.


                                        By: /s/ Declan A. French
                                           -------------------------------------
                                                Declan A. French
                                                Chief Executive Officer



                                        MICRO TECH PROFESSIONALS, INC.


                                        By: /s/ Denise Dunne-Fushi
                                           -------------------------------------
                                                Denise Dunne-Fushi
                                                President


                                        By: /s/ Denise Dunne-Fushi
                                            ------------------------------------
                                                Denise Dunne-Fushi
                                                Sole Shareholder

                                  SCHEDULE 3.1

                    Articles of Incorporation of Micro Tech

                                  SCHDULE 3.2

                                    Defaults

None.

                                  SCHEDULE 3.4

                     Location and Description of Operations

All of Micro Tech's assets are located in Massachusetts. Micro Tech conducts placements of personnel in all of the states of New England, but primarily in the State of Massachusetts,

                                  SCHEDULE 3.6

            Options, Warrants or Other Rights to Purchase Securities

None.

                                  SCHEDULE 3.8

                            Outstanding Indebtedness

None beyond what is disclosed in the Financial Statements.

                                SCHEDULE 3.11(a)
           Unsecured Obligations; Issuance of Additional Securities;
               Amendments to Articles of Incorporation or By-Laws

Sub-Chapter S distributions to Seller in the ordinary course of business.

                                 SCHEDULE 3.12
                                Lease Equipment


Quantity                            Item Description                                 Location
--------                            ----------------                                 --------
   5          Five Shelve Plastic Shelves                                            Storage
   1          4' x 2' Wall mounted communications rack                               Storage
   3          48 Port Level 5 Hubbell Patch Panels                                   Storage
   2          24 Port NETGEAR 10/100 Port Switchable Hubs                            Storage
   1          LUCENT Legend R3.1 Phone System Equipped to Serve 24 Lines,            Storage
              64 Phone Ports
  18          MERLIN 34 Button Voice Terminals                                       Storage
   4          MERLIN 22 Button Voice Terminals                                       Storage
   7          MERLIN 10 Button Voice Terminals                                       Storage
   2          II System Display Consoles                                             Storage
   1          PII 333 CTX File Server                                                Storage
   1          LUCENT Battery Backup                                                  Storage
   1          Voice Manager 8 Port AA/VMS                                            Storage
   1          486 LEGEND SPM/SMDR Telephone System Manager                           Storage
   1          Single Port CISCO Internet Router                                      Storage
   1          Music On Hold Radio                                                    Storage
   2          5' x 30" Walnut Desks                                                  Storage
   1          Triplite Battery Backup                                                Storage
   1          4 Draw Black File Cabinet                                             Office 5
   2          2' x 4' Task Tables                                                   Office 5
   1          5' x 30" Walnut Desk with LHR                                         Office 5
   1          5' x 30" Walnut Desks w/ RHR                                          Office 5
   1          P233 Client Workstation                                               Office 5
   1          Task Chair                                                            Office 4
   1          4 Draw Black File Cabinet                                             Office 4
   1          5' x 30" Walnut Desk                                                  Office 4
   1          5' x 30" Walnut Desk w/ LHR                                           Office 4
   1          Task Chair                                                            Office 3
   1          P233 Client Workstation                                               Office 3
   1          5' x 30" Walnut Desk w/ RHR                                           Office 3
   1          2' x 3' Task Table                                                    Office 3
   2          4 Draw Lateral File Cabinets                                          Office 2
   1          2 Draw Oak Lateral File Cabinet                                       Office 2
   2          Task Chairs                                                           Office 2
   1          PII 233 Client Workstation                                            Office 2
   1          4 Draw Black File Cabinet                                             Office 2
   2          Task Chairs                                                           Office 2
   1          2 Draw Oak Lateral File Cabinet                                       Office 2



Quantity                            Item Description                                 Location
--------                            ----------------                                 --------
   1          2' x 4' Task Tables                                                   Office 2
   1          Brother Intellifax Plain Paper Fax Machine                            Office 1
   1          4 Drawer Black File Cabinets                                          Office 1
   1          Cannon NP6025 Copier with sorter and ADF                              Office 1
   1          P120 Printer Server                                                   Office 1
   1          Cannon CFX L4000 Plain Paper Fax                                      Office 1
   1          HP laserjet 4000 Printer                                              Office 1
   1          Task Chair                                                              Aisle
   1          Electric Pencil Sharpener                                               Aisle
   5          4 Draw Beige Lateral File Cabinets                                      Aisle
   3          Executive Maroon Leather side Chairs                                    Aisle
   1          2' x 2' Walnut Side Table                                               Aisle
   2          Brown Cloth Sled Chairs                                                 Aisle
   1          Teak 3' x 4' Table                                                      Aisle
   1          3' x 6' Oak Boat Table                                                  Aisle
   6          Red Cloth Sled Chairs                                                   Aisle
   1          Teak 6' Credenza                                                        Aisle
  14          Orange Conference Room Chairs                                        Vista Room
   1          14' x  4' Cherry Conference Room Table                               Vista Room
   2          1' x 3' x 5' Walnut Bookcases                                         Red Room
   1          4 Draw Beige Lateral File Cabinets                                    Red Room
   2          2' x 4' Task Tables                                                   Red Room
   1          Markerboard                                                          Orange Room
   1          3' x 6' Folding Table                                                Orange Room
   1          GE Hotpoint 18 Cubic Foot Refrigerator                                 Kitchen
   1          Dishwasher                                                             Kitchen
   1          Sharp Microwave                                                        Kitchen
   1          Corkboard                                                             Office 0
   1          5' x 30" Walnut Desk w/ LHR                                           Office 0
   2          Task Chairs                                                           Office 0
   1          Walnut Credenza                                                       Office 0
   3          4 Draw Black File Cabinet                                             Office 0
   1          P100 Client Workstation                                                 Cubes
  13          Herman Miller Cubicals                                                  Cubes
  10          P, PII 233 Client Workstations                                          Cubes
   9          Task Chairs                                                             Cubes
   1          Xerox Copier (Needs Work)                                               Cubes
   1          Brother Thermal Paper Fax (old)                                         Cubes
   1          8' x 9' Cube with Tansaction Table                                    Reception
   1          PII 233 Client Workstation                                            Reception
   1          Cannon CFX L4000 Plain Paper Fax                                      Reception
   1          OKIDATA 16n Printer                                                   Reception
   1          Fujistu Scanner                                                       Reception
   1          Chair                                                                 Reception


                                 SCHEDULE 3.15

                                 Real Property

None.

                                 SCHEDULE 3.17

     Employment Contracts; Pension Plans; Collective Bargaining Agreements

None.

                                 SCHEDULE 3.20

                                   Guarantees

None.

                                 SCHEDULE 3.21

                                   Litigation

None.

                                 SCHEDULE 3.24

                              Vehicular Equipment

A lease of a 1997 Chevrolet Blazer.

                                  SCHEDULE 3.26

                                Corporate Records

None.

                                   EXHIBIT A

                  Form of Promissory Note - First Installment

                                PROMISSORY NOTE
                                ---------------

$750,000                                                          April 25, 2000

                  FOR VALUE RECEIVED, ThinkPath.com Inc. (the "Maker") does hereby promise to pay to Denise Dunne-Fushi (the "Holder") at 109 Brimstone Lane, Sudbury, Massachusetts 01766, or at such other place as may be designated in writing from time to time by the Holder, the sum of Seven Hundred Fifty Thousand dollars ($750,000), in lawful money of the United States of America, together with interest accrued from the date hereof at a rate of one-half of a percent (1/2%) in excess of the prime rate of interest from time to time as reported in The Wall Street Journal, in lawful money of the United States ("Payment"). Principal and interest may be prepaid at any time and in any amount with no penalty.

                  Principal and interest shall be computed on the basis of a 360-day year and shall be payable in six (6) installments of one hundred twenty five thousand dollars ($125,000) of principal plus calculated interest, payable on a semi-annual basis, with the first payment due on July 25, 2000 and the final payment due at maturity on April 25, 2003.

                  The Maker's obligations under this Note shall be guaranteed by the Maker and Micro Tech Professionals, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Maker.

                  The occurrence of any of the following events with respect to Maker shall constitute an event of default (each an "Event of Default") which shall cause the entire principal amount of the Note and accrued interest, to become immediately due and payable without the necessity for any demand on
Maker:

                  (i) If Maker shall make an assignment for the benefit of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or apply for or consent to the appointment of a receiver, trustee or custodian of all or part of his property; or

                  (ii) If Maker shall file an answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against him under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or fail to make a motion to have such petition dismissed within twenty (20) days after its filing, which filing is not dismissed within sixty (60) days from the date of the filing of the motion to dismiss; or

                  (iii) If a proceeding shall be commenced against Maker seeking the appointment of a trustee, receiver or custodian of all or part of Maker's property and maker does not file a motion to dismiss such petition within twenty (20) days after its filing and such proceeding is not dismissed within sixty (60) days after the motion to dismiss such filing; or

                  (iv) A judgment or order for the payment of money in excess of Fifty Thousand dollars ($50,000) shall be rendered against Maker and enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

                  Failure to exercise the Holder's rights hereunder shall not constitute a waiver of the right of the right to exercise same in the event of any subsequent default.

                  Maker will reimburse Holder, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Note (including reasonable attorneys' fees and expenses), whether or not suit is actually instituted.

                  Maker and Holder hereby irrevocably submit to the personal jurisdiction of any state or Federal court sitting in the States of New York or Massachusetts over any suit, action or proceeding arising out of or relating to this Note. Maker and Holder hereby irrevocably waive to the fullest extent permitted by applicable law any objection which they have or hereafter have to laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Maker and Holder hereby agree to submit to the exclusive jurisdiction of the courts of the States of New York or Massachusetts for the purpose of resolving any action or claim arising out of the performance of the provisions of this Note.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  The Maker expressly waives presentment for payment, demand and protest, notice of protest and dishonor, and all other notices in connection with the delivery, acceptance, performance default or enforcement of the payment of this Note.

                  This Note may not be modified, terminated or discharged, nor shall any waiver hereunder be effective unless in writing signed by the party against whom the same is asserted.

         IN WITNESS WHEREOF, the Maker has executed this Note as of the 25th day of April, 2000.


                                        THINKPATH.COM INC.


                                        By:
                                           -------------------------------------
                                                Declan French
                                                Chief Executive Officer

                                   EXHIBIT B

                  Form of Promissory Note - Second Installment

                                PROMISSORY NOTE
                                ---------------

$500,000                                                       ___________, 2001

                  FOR VALUE RECEIVED, ThinkPath.com Inc. (the "Maker") does hereby promise to pay to Denise Dunne-Fushi (the "Holder") at 109 Brimstone Lane, Sudbury, Massachusetts 01766, or at such other place as may be designated in writing from time to time by the Holder, the sum of Five Hundred Thousand dollars ($500,000), in lawful money of the United States of America, together with interest accrued from the date hereof at a rate of one-half of a percent (1/2%) in excess of the prime rate of interest from time to time as reported in The Wall Street Journal, in lawful money of the United States ("Payment"). Principal and interest may be prepaid at any time and in any amount with no penalty.

                  Principal and interest shall be computed on the basis of a 360-day year and shall be payable in six (6) installments of eighty three thousand three hundred thirty three dollars and thirty three cents ($83,333.33) of principal plus calculated interest, payable on a semi-annual basis, with the first payment due on ___, 2001 and the final payment due at maturity on ____, 2004.

                  The Maker's obligations under this Note shall be guaranteed by the Maker and Micro Tech Professionals, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Maker.

                  The occurrence of any of the following events with respect to Maker shall constitute an event of default (each an "Event of Default") which shall cause the entire principal amount of the Note and accrued interest, to become immediately due and payable without the necessity for any demand on
Maker:

                  (i) If Maker shall make an assignment for the benefit of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or apply for or consent to the appointment of a receiver, trustee or custodian of all or part of his property; or

                  (ii) If Maker shall file an answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against him under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or fail to make a motion to have such petition dismissed within twenty (20) days after its filing, which filing is not dismissed within sixty (60) days from the date of the filing of the motion to dismiss; or

                  (iii) If a proceeding shall be commenced against Maker seeking the appointment of a trustee, receiver or custodian of all or part of Maker's property and maker does not file a motion to dismiss such petition within twenty (20) days after its filing and such proceeding is not dismissed within sixty (60) days after the motion to dismiss such filing; or

                  (iv) A judgment or order for the payment of money in excess of Fifty Thousand dollars ($50,000) shall be rendered against Maker and enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

                  Failure to exercise the Holder's rights hereunder shall not constitute a waiver of the right of the right to exercise same in the event of any subsequent default.

                  Maker will reimburse Holder, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Note (including reasonable attorneys' fees and expenses), whether or not suit is actually instituted.

                  Maker and Holder hereby irrevocably submit to the personal jurisdiction of any state or Federal court sitting in the States of New York or Massachusetts over any suit, action or proceeding arising out of or relating to this Note. Maker and Holder hereby irrevocably waive to the fullest extent permitted by applicable law any objection which they have or hereafter have to laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Maker and Holder hereby agree to submit to the exclusive jurisdiction of the courts of the States of New York or Massachusetts for the purpose of resolving any action or claim arising out of the performance of the provisions of this Note.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  The Maker expressly waives presentment for payment, demand and protest, notice of protest and dishonor, and all other notices in connection with the delivery, acceptance, performance default or enforcement of the payment of this Note.

                  This Note may not be modified, terminated or discharged, nor shall any waiver hereunder be effective unless in writing signed by the party against whom the same is asserted.

         IN WITNESS WHEREOF, the Maker has executed this Note as of the ______day of _______, 2001.


                                        THINKPATH.COM INC.


                                        By:
                                           -------------------------------------
                                                Declan French
                                                Chief Executive Officer

                                   EXHIBIT C

                         Employment Agreement of Seller

                               THINKPATH.COM INC.

                              EMPLOYMENT AGREEMENT
                              --------------------

                  EMPLOYMENT AGREEMENT (the "Agreement") made as of this 25th day of April, 2000 by and between THINKPATH.COM INC., an Ontario corporation (hereinafter referred to as "Company") and DENISE DUNNE-FUSHI, (hereinafter referred to as "Executive");

                              W I T N E S S E T H:

                  WHEREAS, Company desires to employ Executive as its Vice President and as the President of Micro Tech Professionals, Inc., a Massachusetts corporation and wholly-owned subsidiary of the Company ("Micro Tech"); and

                  WHEREAS, Executive is willing to be employed in the manner provided for herein, and to perform the duties provided for herein upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

                  1. Employment of Executive. Company hereby employs Executive as its Vice President and as the President of Micro Tech.

                  2. Term. The term of this Agreement shall commence on the execution hereof (the "Commencement Date") and expire one (1) years from such date (the "Term"). During the Term, Executive shall devote substantially all of her business time and efforts to Company and Micro Tech and their subsidiaries and affiliates.

                  3. Duties. Executive hereby agrees that, throughout the period of her employment hereunder, he shall devote her business time, attention, knowledge and skills, diligently in furtherance of the business of Company and Micro Tech, shall perform the duties assigned to her by the Chief Executive Officer of Company consistent with her executive positions with Company and Micro Tech and shall observe and carry out such rules and regulations, policies and directions as the Chief Executive Officer of Company may from time to time establish to the extent consistent herewith. During the term of this Agreement, Executive shall do such traveling as may be reasonably required of her in the performance of her duties on behalf of Company and Micro Tech. Executive shall be available to confer and consult with and advise the officers and directors of Company at such times during business hours that may be reasonably required by Company.

                  4.       Compensation.
                           -------------

                           (a)      Salary. Executive shall be paid US$125,000
for the Term, less deductions and withholdings required by applicable law. Executive shall be paid periodically in accordance with the policies of Company during the term of this Agreement, but not less frequently than monthly.

                           (b)      Benefits. Executive shall be entitled to
participate in and receive the benefits of all pension, profit-sharing, deferred compensation, retirement, hospitalization, insurance, medical or dental or other benefit plan or arrangement generally available to executive employees of Company as may now or hereafter exist. Executive shall also be entitled to participate in or receive all other benefits generally available to executives of Company that may be in effect from time to time during the Executive's employment hereunder. The Company shall be under no obligation to institute or continue the existence of any such employee plan, benefit or prerequisite.

                           (c)      Bonus. As an executive officer of Company,
Executive is entitled to an annual bonus of US$25,000. Such Bonus shall be paid to Executive within sixty (60) business days after the completion of the Term.

                           (d)      Stock Compensation. The Company's Board of
Directors, may from time to time, issue Executive options to purchase the Company's common stock, which issuance shall be in the sole discretion of the Company's Board of Directors.

                  5. Expenses. Company shall reimburse Executive, within thirty (30) days of his presentation of receipts or vouchers thereof, for all expenses reasonably incurred by her in connection with the performance of her duties hereunder and the business of Company and Micro Tech, in accordance with policies of Company from time to time in effect.

                  6. Vacation. Executive shall be entitled to receive three (3) weeks paid vacation time after each year of employment upon dates agreed upon by Company. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the Salary rate.

                  7. Executive's Representations. Executive is free to enter into this Employment Agreement and to perform each of the provisions contained herein. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Executive's execution and performance of this Agreement is not a violation or breach of any agreement between Executive and any other person or entity.

                  8. Non-disclosure of Confidential Information; Ownership of Intellectual Property Rights; Non Competition; Covenant Not to Compete.

                           (a)      Non-disclosure of Confidential Information.
During the Term and at all times thereafter, Executive will keep confidential and will not directly or indirectly divulge to anyone nor use or otherwise appropriate for Executive's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Executive might subsequently be employed or otherwise associated or affiliated with, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description relating to the business of Company provided that such information is not and does not in the future become known or available to third parties or general economic trade information known to the industry, both of which does not arise as a result of a disclosure by Executive or her agents.

                           (b)      Company Materials. All reports and analysis,
designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, customer lists and other records, and the like, and all photocopies or other reproductions thereof, relating to the business of Company which Executive shall prepare, use, construct, observe, possess or control, except Executive's copies of all such documents which pertain to Executive ("Company Materials"), shall be and remain the sole property of Company. Upon termination of this Agreement, Executive shall deliver promptly to Company all such Company Materials.

                           (c)      Certain Restrictions on Business Activities.
During the term of this Agreement, and for a period of two (2) years thereafter, Executive agrees that:

                                    (i)      Business Activities. Executive will
not, directly or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Company's business, and she will not undertake planning for or organization of any business activity directly competitive with Company's business, or combine or conspire with other employees or representatives of Company's business for the purpose of organizing any such competitive business activity, except the purchase of less than four percent (4%) of the stock of a publicly traded company which is not affiliated with Company.

                                    (ii)     Solicitation of Employees, Etc.
Executive will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Company to terminate his or her employment or engagement.

                           (d)      Covenant Not to Compete. Executive covenants
and agrees that, if Executive's employment with Company is terminated by the Company, Executive will not engage or be engaged, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, officer, owner or stockholder (except as a passive investor holding less than a four percent (4%) equity interest in any enterprise the securities of which are publicly traded) in any business entity doing business in the United States or Canada engaged in direct competition with the business conducted by Company on the date of termination for a period of two (2) years from the date of termination.

                           (e)      Severability. Executive agrees, in the event
that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

                  9.       Termination.
                           ------------

                           (a)      Termination by Company.
                                    -----------------------

                                    (i)      Company may terminate this
Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean
(A) engaging by the Executive in conduct that constitutes activity in direct competition with Company's businesses; (B) the conviction of Executive for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; (D) deliberate actions taken by Executive to the material detriment of Company; and/or (E) material breach of this Agreement. Notwithstanding anything to the contrary in this Section 9(a)(i), Company may not terminate Executive's employment under this Agreement for Cause unless Executive shall have first received notice from the Board of Directors of the Company advising Executive of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Executive shall have had a reasonable opportunity (at least twenty (20) days from the date Executive receives the notice from the Board) to correct the acts or omissions so complained of.

                                    (ii)     In the event that during the term
of her employment with Company, Executive shall become Disabled (as that term is defined herein), the Company may terminate this Agreement and Executive's employment hereunder at any time upon ten (10) days' written notice to Executive and Executive shall be entitled to receive disability payments during the succeeding 12-month period at a rate equal to one-half of the rate of the base salary as provided in Section 4(a) to which she was theretofore entitled, payable in equal installments no less frequently than monthly. For the purposes of this Agreement, Executive shall be deemed to have become Disabled when, by reason of her physical or mental incapacity, Executive shall not perform his duties hereunder for a period of four (4) consecutive months or for an aggregate of one-hundred-twenty (120) days in any consecutive period of six (6) months.

                                    (iii)    This Employment Agreement and
Company's obligations hereunder shall terminate upon Executive's death. Upon termination for death, Company shall continue to pay the compensation payments pursuant to Section 4(a) to the surviving spouse of Executive (or if there is none to Executive's estate) for the succeeding six (6) months.

                           (b)      Termination by Executive. Executive shall
have the right to terminate his employment under this Agreement upon thirty (30) days' notice to Company given within ninety (90) days following the occurrence of any of the following events:

                                    (A)      Company acts to materially reduce
Executive's duties and responsibilities hereunder;

                                    (B)      A reduction in Executive's rate of
base compensation or material reduction in Executive's other benefits; or

                                    (C)      A material breach of this Agreement
by Company, which is not cured within thirty (30) days of written notice of such breach by Company.

If Company shall terminate Executive's employment other than due to his death or disability or for Cause (as defined in Section 9(a)(i) of this Agreement), or if Executive shall terminate this Agreement under Section 9(b), Executive shall continue to be entitled to receive all amounts provided for by Section 4 and all additional employee benefits under Section 4 regardless of the amount of compensation she may earn with respect to any other employment she may obtain for the remainder of the Term.

                  10. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of New York. No provision of this Agreement shall be construed against or interpreted to the disadvantage to any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  11. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof, any prior agreement or understanding between Company and Executive and Micro Tech and Executive with respect to Executive's employment by Company. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by Executive and Company, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

                  12. Binding Effect. This Agreement shall inures to the benefit of, and is binding upon, the Company and its respective successors and assigns, and Executive, together with Executive's executor, administrator, personal representatives, heirs, and legatees.

                  13. Survival of Obligations. The covenants in Section 8 of this Agreement shall survive the termination of Executive's employment for the period set forth therein.

                  14. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  15. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand; (b) sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or (c) received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                                    (i)      if to the Company:

                                             ThinkPath.Com Inc.
                                             55 University Avenue, Suite 505
                                             Toronto, Ontario, Canada M5J 2H7
                                             Attention: Declan French, Chief
                                                        Executive Officer
                                             Telefax: (416) 364-2424
                                             Telephone: (416) 264-8800


                                             With a copy to:
                                             Gersten, Savage & Kaplowitz, LLP
                                             101 East 52nd Street
                                             New York, New York 10022
                                             Attention: Christopher J. Kelly,
                                                        Esq.
                                             Telefax: (212) 813-9768
                                             Telephone: (212) 752-9700

                                    (ii)     if to the Executive:

                                             Denise Dunne-Fushi
                                             109 Brimstone Lane
                                             Sudbury, Massachusetts 01766

                  16. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

                  17.      Counterparts. This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one (1) and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                        THINKPATH.COM INC.


                                        By:
                                           -------------------------------------
                                                Declan French
                                                Chief Executive Officer


                                        By:
                                           -------------------------------------
                                                Denise Dunne-Fushi